EXHIBIT 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

LICENSE AND TECHNOLOGY TRANSFER AGREEMENT

This License and Technology Transfer Agreement (the “Agreement”) effective this 21st day of December, 2007 (the “Effective Date”) by and between Ariane Controls inc., (“Ariane”) and Enphase Energy Inc., (“Enphase”). (Ariane and Enphase may be referred to individually as a “Party” and collectively as the “Parties”).

Article 1 - DEFINITIONS

1.1	“Field of Use” means use in products for the solar energy market.

1.2	“Licensed Technology” means Patents and Technology.

1.3	“Patents” means patents, patent applications, statutory invention registrations, including reissues, divisions, continuations, continuations in part, and reexaminations in all countries owned by Ariane, as well as such properties that Ariane has the right to sublicense as of the Effective Date or in the future. Patents owned by Ariane as of the Closing are listed in Exhibit A.

1.4	“Support” means technical support provided to Enphase by Ariane through e-mail, telephone, on-site training and consultation, and support for implementation into Enphase products containing Licensed Technology.

1.5	“Technology” means all intellectual property including software, netlists, assembly code, Verilog code, RTL code, firmware, microcode, algorithms, schematics, copyrights, proprietary designs, plans, processes, test procedures, manufacturing procedures, mask works, mask work registrations, any unpublished research and development information, inventions (whether or not patentable), technical data and information, trade secrets, and know how owned or licensable by Ariane as of the Effective Date or in the future relating to Ariane’s PLM-1 ASIC including that technology described in Exhibit B.

Article II - LICENSE

2.1	Subject to the payments and conditions of Articles 2.2 and 2.6, Ariane grants to Enphase a fully paid, [***] irrevocable, worldwide, license, with right to sublicense in the Field of Use, to use Licensed Technology and to make, have made, use, sell, import, export, offer for sale, or otherwise transfer product and to practice processes using the Licensed Technology.

2.2	Ariane agrees that, for a period of [***] years after the Effective Date, that it will not grant licenses in the Licensed Technology to any third party who is a manufacturer of electronic circuits, components or systems specifically intended for use in the Field of Use.

2.3	Enphase, and others acting on its behalf, has the right to modify Licensed Technology and prepare Derivative Works thereof. Enphase will own all Derivative Works and other modifications.

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2.4	No other license, express or implied, is granted by Ariane to Enphase under this Agreement.

2.5	Before disclosing Licensed Technology to any third party for purposes permitted by (his Agreement, Enphase shall cause said third party to enter into a confidentiality agreement with regard to the Licensed Technology. Such confidentiality agreement shall be at least as restrictive as the confidentiality provisions of Article VI of this Agreement and shall include provisions expressly precluding said third party from transferring Licensed Technology to any other party.

2.6	Enphase shall pay a license fee in the amount of [***] United States Dollars (US $[***]) (the “License Fee”) to Ariane in consideration for the license granted in Article 2.1(a). The License Fee shall be paid in two equal installments of [***] United States Dollars (US $[***]) on the Effective Date and on June 1, 2008. In the event that it. is later discovered that the Technology delivered by Ariane to Enphase does not include the exact software used by Ariane to implement the Ariane PLM-1 ASIC, this license shall terminate by written notice from Enphase to Ariane and Ariane shall immediately return to Enphase the entire License Fee.

2.7	All payments by Enphase to Ariane payable under this Agreement shall be made in U.S. dollars by wire transfer of same day funds to Ariane’s bank account as follows:

Bank Name; Caisse Centrale Desjardins (Montreal, Canada)

SWIFT; CCDQCAMM

Branch Name; Caisse Populaire Desjardins de Sainte-Foy

Institution; 0815

Branch/Transit number; 20480

[***]

Beneficary Name; Ariane Controls/ Les Controles Ariane

Major Correspondent; Bank of New York, NY, USA ABA

Number: 021000018

SWIFT: IRVTUS3N

2.8	Warranty:

Article III - INTELLECTUAL PROPERTY INFRINGEMENT

3.1	Ariane represents and warrants that as of the Effective Date of this Agreement, to Ariane’s knowledge and belief, Licensed Technology as delivered docs not infringe a patent, copyright mask work rights or trade secrete of any third party. Reference herein to “knowledge” or “belief,” shall include the knowledge and belief of Ariane’s officers and their direct reports having responsibility for the creation, maintenance or licensing of any of the Licensed Technology as delivered. This is the entire representation and warranty of Ariane under this Agreement.

3.2	Indemnity: Ariane will indemnity and hold Enphase harmless against all costs, claims, demands, and expenses (including reasonable attorneys’ fees) arising out of or in connection with any claims dial use or possession of the Licensed Technology as delivered to Enphase by Ariane infringes any copyright, mask work right, trade secrets, trademark right and/or Patent, having an effective filing date prior to the Effective Date, up to the limitation of liability under Article 3.5.

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3.3	If any item of Licensed Technology becomes, or in the opinion of Ariane is likely to become, the subject of an infringement claim or action, Ariane shall at Ariane’s option (1) replace or modify the Licensed Technology with a functional equivalent, or (2) return the entire License Fee paid to Ariane by Enphase.

3.4	Exceptions: Ariane will have no liability under this Article III for any claim or action where: (i) such claim or action would have been avoided but for modifications of the Licensed Technology by anyone other than Ariane; (ii) such claim or action would have been avoided but for the combination or use of the Licensed Technology, or portions thereof, with other products, processes or materials not supplied or specified in writing by Ariane; (iii) Enphase continues allegedly infringing, after being informed of modifications that would have avoided the alleged infringement: or (iv) Enphase’s use of the Licensed Technology is not strictly in accordance with the terms of this Agreement. Enphase will be liable for all damages, costs, expenses, settlements and attorneys’ fees related to any claim of infringement against Enphase arising as a result of (i)-(iv) above.

3.5	LIMITATION OF LIABILITY: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, CONSEQUENTIAL OR OTHER SPECIAL DAMAGES. IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT IN AN AMOUNT EXCEEDING THE LICENSE FEES PAID TO ARIANE BY ENPHASE UNDER THIS AGREEMENT.

3.6	THE FOREGOING PROVISIONS OF THIS ARTICLE III STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF ARIANE, AND THE EXCLUSIVE REMEDY OF ENPHASE, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED TECHNOLOGY.

Article IV - TECHNOLOGY TRANSFER AND SUPPORT

4.1	Ariane will deliver the Technology listed in Exhibit B to Enphase free of charge within thirty (30) days after the Effective Date in the format specified by Enphase. Enphase may terminate this Agreement upon Ariane’s failure to deliver the Technology within the time specified in this Article 4.1. In the event that Enphase terminates this Agreement for this reason, Ariane shall immediately return to Enphase the [***] United States Dollars (US $[***]) paid by Enphase to Ariane on the Effective Date.

4.2	Ariane shall provide to Enphase up to one hundred (100) hours hours of Support at no additional cost to Enphase except for reasonable travel and subsistence expenses in accordance with Ariane’s corporate travel policy when such travel is requested in writing by Enphase. Support will begin on the same date as the first delivery of the Technology as described in Exhibit C and end ninety (90) days after delivery of the last item of Technology to Enphase as described in C. For a period of three (3) years from the Effective Date, Ariane will deliver to Enphase, at no cost to Enphase, all fixes and updates to the Technology for Ariane’s PLM-1 ASIC.

4.2	Additional Support: Enphase may purchase additional Support at a rate of Seventy-Five US Dollars (US $75.00) per hour per hour.

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Article V - TERM

5.1	Term: This Agreement shall be effective on the Effective Date and shall remain in force for a period of seventy five years unless earlier terminated by mutual agreement of the Parties or under Article 2.6 or Article 4.1.

5.2	Termination: If, during the term of this Agreement, Ariane makes an assignment for the benefit of creditors, or shall go into liquidation or a receiver or trustee shall be appointed for its property, or if proceedings for voluntary bankruptcy are instituted on its behalf, or is declared bankrupt or insolvent by a court of competent jurisdiction, Enphase may terminate this Agreement or may retain its rights hereunder as provided in 11 USC 365 and other United States law.

5.3	Surviving Rights: The Articles of this Agreement shall survive the expiration or termination of this Agreement for any reason whatsoever to the degree necessary to permit their complete fulfillment or discharge.

5.4	Effects of Termination: Termination of this Agreement by either Party under this Article V shall not prejudice the right of either Party to recover payments due at the time of termination or which become due after termination based upon rights vested prior to termination and shall not prejudice any cause of action or claim of either Party or accruing under this Agreement. Upon termination of this Agreement under this Article V, Enphase shall retain no right, title, interest or license to any of Ariane’s Licensed Technology except as expressly provided herein.

Article VI - CONFIDENTIALITY

6.1	Confidentiality: All proprietary information disclosed by one Party to the other Party pursuant to this Agreement shall be disclosed in writing marked with a “Proprietary” legend or, if first disclosed otherwise, it shall be identified by the disclosing Party as proprietary at the time of disclosure and shall, within thirty (30) days thereafter, be reduced to writing so marked and transmitted to the receiving Party. (Such disclosed and identified information is referred to as “Proprietary Information”.)

6.2	Each Party agrees to receive and hold in confidence any Proprietary Information disclosed to it by the other Party and to safeguard such Proprietary Information in accordance with that standard of care ordinarily exercised by the receiving Party in safeguarding its own proprietary information of like importance, but in no case below a reasonable standard of care. Use of the Licensed Technology by Enphase and its licensees in their business operations including in integrated circuits, sales literature and products shall not constitute disclosure.

6.3	The obligations above shall not apply to the disclosure of any such data which:

a)	At the time of disclosure, is in the public domain;

b)	After disclosure, lawfully enters the public domain;

c)	The receiving Party can demonstrate by written evidence, that the same is already known to it, prior to receiving it from the disclosing Party;

d)	The receiving Party can demonstrate by written evidence, the same was developed by the receiving Party independently of the information disclosed by the disclosing Party; or

c)	After disclosure, is obtained from a third party who is lawfully in possession of such information and is under no duty to maintain the information on a confidential basis.

6.4	The receiving Party shall use the Proprietary Information received by it from the disclosing Party only for the purpose(s) set forth in the foregoing provisions of this Agreement.

6.5	The Parties shall treat existence, and terms and conditions of this Agreement as confidential and shall not disclose them to any third parties during the term of this Agreement and thereafter.

Article VII - MISCELLANEOUS PROVISIONS

7.1	Construction: The captions appearing herein are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of this Agreement or any provision hereof. The plural shall be substituted for the singular in any place in which the context may require such substitution.

7.2	Assignment: Enphase may not assign this Agreement without Ariane’s prior written approval except in connection with the bona fide independent third-party sale or merger of the business related to the subject matter of this Agreement, whether by sale of all the assets of the business or otherwise. Any assignment in violation of this Article shall be null and void.

7.3	No Waiver: Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

7.4	Choice of Law: This Agreement will be governed by and construed in accordance with the substantive laws of the United States and the State of California, without regard to or application of provisions relating to conflicts of law. Any litigation arising under this Agreement will be brought exclusively in the federal or state courts of California, and the Parties hereby consent to the personal jurisdiction and venue of such courts.

7.5	Invalidity of Particular Provisions: If, for any reason, a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible to affect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

7.6	Relationship of The Parties: Nothing in this Agreement shall create any association, partnership or joint venture between the Parties hereto, it being understood and agreed that the Parties are independent contractors and no Party shall have any authority to bind another Party in any way.

7.7	Notices: All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All communications will be sent to the addresses set forth as follows or to such other address as may be specified by either Party to the other in accordance with this Article.

Ariane Controls Inc:

4913 Lionel-Groulx

Suite 22

Saint-Augustin, Quebec

G3A IV1 CANADA

If to Enphase:

Enphase Energy, Inc.

201 First Street

Suite 111

Petaluma, CA 94952

Either Party may change its address for notice purposes by written notice to the other Party.

7.8	Publicity: Neither Party may use the other’s name in its advertising or promotional literature and activities without the other’s prior written consent.

7.9	Export: Enphase agrees not to export or re-export any technical information, data, plans or designs originating from Ariane or any direct products of such information, data, plans or designs, either directly or indirectly, to any country or countries that would violate U.S. export control laws or regulations, without first obtaining any required export license or U.S. government approval.

7.10	Entire Agreement: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings, communications or agreements, written or oral, regarding such subject matter. This Agreement may be executed in one or more counterparts, each of which will constitute an original, but taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

[signatures on the following page]

Enphase Energy, Inc.		Ariane Controls, Inc.

By:		By:
Name:	Paul Nahi		Name: Jean-Pierre Fournier
Title:	President & CEO	Title:	President
Date:	December , 2007	Date:	January 7, 2008

MANUFACTURING RIGHTS.

1.	Ariane grants to Enphase a [***], fully paid, non-exclusive. non-sublicensable (except to have made for Enphase) right and license to place orders for Product with, to purchase Product from and receive delivery of Product directly from Ariane’s suppliers and to use, sell, import, export, offer for sale, or otherwise transfer Product using the Licensed Technology and manufacturing information supplied by Ariane to its suppliers for the applicable Product. The right and license shall only be exercisable by Enphase if Ariane fails to deliver a Product to Enphase, because (a) Ariane files for bankruptcy protection under Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code or a receiver is appointed for Ariane and Ariane fails to deliver a Product to Enphase under this Agreement or a Purchase Order for a period of forty five (45) consecutive days after Enphase provides written notice of such failure or (b) fails for any other reason whatsoever to deliver a Product to Enphase under this Agreement for a period of forty five (45) consecutive days after Enphase provides written notice of such failure. Failure to deliver means failure to deliver the ordered quantities of acceptable Product within eight (8) weeks of the date of a Purchase Order.

2.	“Product” means Ariane’s PLM-1 ASIC.

3.	In the event that the conditions of Paragraph 1 have been satisfied and Ariane’s suppliers cease to manufacture Product, Ariane grants to Enphase a [***] fully paid, non-exclusive, non-sublicensable (except to have made for Enphase) license to use the Licensed Technology for Product for the sole and limited purpose for Enphase to make, have made, use, sell, import, export, offer for sale, or otherwise transfer Product.

4.	Ariane agrees that it will at all times keep Enphase apprised of the identity of its suppliers of Product until Enphase notifies Ariane that it no longer wishes to purchase Product. Ariane agrees that it will notify each supplier of Product in writing of the existence of this Agreement with a copy to Enphase.

5.	The Parties agree that Ariane’s failure to notify its supplier that it has failed to deliver as that term is defined in Paragraph 1 would cause irreparable harm to Enphase that cannot be adequately compensated at law. Accordingly, the parties agree that Enphase shall be entitled to seek injunctive relief requiring to Ariane or a receiver for Ariane to confirm in writing to Ariane’s supplier that a failure to deliver has occurred.

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EXHIBIT: A

PATENTS

List Patents

US PATENT No [***]

Title; [***]

[***]

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EXHIBIT B

TECHNOLOGY

Technology shall mean all available technical information relating to Ariane’s PLM-1 ASIC including software, netlists, assembly code, Verilog code, RTL code, firmware, microcode, algorithms, schematics, copyrights, proprietary designs, plans, processes, test procedures, manufacturing procedures, mask works, mask work registrations, any unpublished research and development information, inventions (whether or not patentable), technical data and information, trade secrets, and know how owned or licensable by Ariane as of the Effective Date or in the future relating to Ariane’s PLM-1 ASIC and further including:

•	RTL source code – with all code comments

•	RTL must be exactly the same as that used in the PLM-1 ASIC that we are purchasing.

•	Test bench for validation

•	Test vectors

•	Synthesis scripts/constraints

•	Documentation

•	Theory of operation

•	Block diagrams

•	Register level interface

•	Programming guide

•	Data sheet

•	Errata

•	Build environment

•	Revision history

•	Supply chain details for the die, package and test

•	Contact information

•	Packaging part number(s)

•	Assembly diagrams

•	Production test vectors

•	Low level driver source code

•	ATMELLIBPLM (C Library)

•	Documentation

•	Revision history